UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2010

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Certain Officers; Election of Directors; Appointment of Principal Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2010, Min J. Kim tendered her resignation as the President, Chief Executive Officer and Director of Nara Bancorp, Inc. (the “Company”), the holding company of Nara Bank (the “Bank”), and the Bank, effective January 29, 2010.

On January 20, 2010, the Boards of Directors of the Company and Bank appointed Alvin D. Kang, age 65, as President and Chief Executive Officer of the Company and the Bank effective January 29, 2010. Mr. Kang has been Executive Vice President and Chief Financial Officer of the Company and the Bank since July 28, 2005. He also served as a member of the Office of the President. Mr. Kang’s appointment is subject to regulatory non-objection.

Ms. Kang brings over 40 years of financial industry experience to the position. Prior to joining the Bank, Mr. Kang served as Executive Vice President, Chief Operating Officer and Chief Financial Officer for Broadway Federal Bank and Chief Financial Officer of Broadway Financial Corporation from 2001 to July 2005. Mr. Kang has also held a senior position at Takenaka and Company, an investment banking and consulting firm, and has served as an audit partner at KPMG LLP and at Ernst & Young LLP. Mr. Kang worked with KPMG LLP for 26 years, during which time he served as lead partner of the Asian Business Group and as lead partner on audits of major financial institutions in Los Angeles.

The terms of Mr. Kang’s compensation as President and Chief Executive Officer have not been determined.

Also, on January 20, 2010, the Boards of Directors of the Company and the Bank appointed Christine Y. Oh, age 42, as Senior Vice President and Acting Chief Financial Officer of the Company and the Bank effective January 29, 2010. Ms. Oh’s appointment is subject to regulatory non-objection. Ms. Oh previously served as Acting Chief Financial Officer from March 2005 to July 2005. Ms. Oh has served as Senior Vice President and Controller since 2003 and Vice President and Accounting Manager from 1999 to 2003. She joined the Company in 1993. Prior to joining the Company Ms. Oh was a credit analyst at Center Bank.

On January 22, 2010, Mr. James P. Staes tendered his resignation, effective immediately, from the Boards of Directors and the committees of the Company and the Bank due to an increase in time commitments for other organizations in which he is involved.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release, dated January 20, 2010

99.2	Press Release, dated January 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: January 26, 2010	/s/ Alvin D. Kang
Alvin D. Kang
Executive Vice President and Chief Financial Officer

Exhibit Index

Item	Description

99.1	Press Release, dated January 20, 2010

99.2	Press Release, dated January 25, 2010

4